UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2006 (June 23, 2006)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 Other Event

Item 8.01. Other Event

On June 23, 2006, the shareholders of U.S. Energy Corp. (the “Company”) approved the four proposals voted upon at the annual meeting, including re-election of two directors, ratification of the board of director’s selection of the current audit firm for the 2006 audit, and :

•
Waiving Nasdaq’s MarketPlace Rule 4350(i)(1)(D), often referred to as the “20% rule,” as applied to the total number of common shares which the Company can issue in connection with the May 5, 2006 Standby Equity Distribution Agreement, as amended (the “SEDA”), with Cornell Capital Partners, LP (”Cornell”). To date, no common shares have been issued under the SEDA, other than the 64,531 commitment shares issued to Cornell in May 2006, and the 1,399 shares issued to Newbridge Securities Corporation in May 2006; and

•
Amending the Company’s Articles of Incorporation, to provide that shareholders may remove directors only for cause. The Articles of Amendment have been sent to the Wyoming Secretary of State for filing.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.1 Form of Articles of Amendment to the Articles of Incorporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: June 26, 2006	By:	/s/Keith G. Larsen
Keith G. Larsen, CEO